UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): OCTOBER 16, 2006

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 16, 2006, Health Net, Inc. (the “Company”) issued a press release announcing, among other things, the earnings per diluted share that it expects to report for the Company’s third quarter ended September 30, 2006. The press release discloses certain financial information relating to earnings per diluted share that is considered non-GAAP financial information. The Company believes this non-GAAP financial information provides useful information to both management and investors by excluding certain one-time items that are not indicative of the Company’s core operating results. Management refers to this financial information to facilitate internal and external comparisons to the Company’s historical operating results and for forecasting purposes. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

Item 8.01	Other Events.

On October 16, 2006, the Company issued a press release announcing, among other things, that the Company’s board of directors has authorized the Company to resume share repurchases under the Company’s existing stock repurchase program and increased the size of the repurchase program. The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Section 9- Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated October 16, 2006, relating to stock repurchase program and third quarter earnings per diluted share.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 16, 2006, relating to stock repurchase program and third quarter earnings per diluted share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006

HEALTH NET, INC.

By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 16, 2006, relating to stock repurchase program and third quarter earnings per diluted share.